Exhibit 99.1

Viasat Releases Second Quarter Fiscal Year 2026 Financial Results

CARLSBAD, Calif., November 7, 2025 — Viasat, Inc. (NASDAQ: VSAT), a global leader in satellite communications, today published its second quarter fiscal year 2026 financial results in a letter to shareholders, which, along with webcast slides, is now posted to the Investor Relations section of Viasat’s website.

As previously announced, Viasat will host a conference call today, Friday, November 7, 2025 at 2:30 p.m. Pacific Time /5:30 p.m. Eastern Time. To participate on the live conference call, please dial (800) 715-9871 toll-free in the U.S. or Internationally, or (646) 307-1963 in the U.S., and reference the conference ID 2291081.

Participants can also listen to the live webcast from the Investor Relations section of the Viasat website. The call will be archived and available on the site for approximately one month immediately following the conference call.

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About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are—on the ground, in the air or at sea, while building a sustainable future in space. In May 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on LinkedIn, X, Instagram, Facebook, Bluesky, Threads, and YouTube.

Copyright © 2025 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat Signal are registered trademarks in the U.S. and in other countries of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Scott Goryl/Daniel Bleier, Corporate Communications, PR@viasat.com

Lisa Curran/Peter Lopez, Investor Relations, IR@viasat.com